Exhibit 20.2
Page 1 of 3

                    Navistar Financial 1995 - A Owner Trust
                          For the Month of June 1998
                      Distribution Date of July 20, 1998
                           Servicer Certificate #38

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $61,339,561.62
Beginning Pool Factor                                           0.1443694

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,925,308.10
     Interest Collected                                       $505,590.02

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $171,389.27
Total Additional Deposits                                     $171,389.27

Repos / Chargeoffs                                             $59,236.11
Aggregate Number of Notes Charged Off                                  30

Total Available Funds                                       $5,131,239.33

Ending Pool Balance                                        $56,826,065.47
Ending Pool Factor                                              0.1337464

Servicing Fee                                                  $51,116.30

Repayment of Servicer Advances                                $471,048.06

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,187,020.80
     Target Percentage                                               6.00%
     Target Balance                                         $3,409,563.93
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($264,555.88)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.406%
Current Weighted Average Remaining Term (months):                   17.79

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $807,239.71       551
                                31 - 60 days            $148,214.61       116
                                60+  days               $107,756.33        51

     Total:                                           $1,063,210.65       581

     Balances:                  60+  days               $565,953.93        51

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $34,457.48
+    Excess Serv.                                       $230,098.40
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,187,020.80

Exhibit 20.2
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of June 1998

                                                                                         NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1        CLASS A - 2       CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $61,339,561.62
Ending Pool Balance                             $56,826,065.47

Collected Principal                              $4,454,260.04
Collected Interest                                 $505,590.02
Charge - Offs                                       $59,236.11
Liquidation Proceeds / Recoveries                  $171,389.27
Servicing                                           $51,116.30
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,080,123.03

Beginning Balance                               $61,339,561.62              $0.00     $54,472,701.95     $6,866,859.67

Interest Due                                       $336,528.48              $0.00        $297,330.16        $39,198.32
Interest Paid                                      $336,528.48              $0.00        $297,330.16        $39,198.32
Principal Due                                    $4,513,496.15              $0.00      $4,355,523.78       $157,972.37
Principal Paid                                   $4,513,496.15              $0.00      $4,355,523.78       $157,972.37

Ending Balance                                  $56,826,065.47              $0.00     $50,117,178.17     $6,708,887.30
Note / Certificate Pool Factor                                             0.0000             0.1519            0.4509
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,850,024.63              $0.00      $4,652,853.94       $197,170.69

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $230,098.40
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,187,020.80
(Release) / Draw                                  ($264,555.88)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.2
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of June 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                  4                  3                   2                  1
                                         Feb-98             Mar-98             Apr-98              May-98              Jun-98
Beginning Pool Balance              $86,209,584.99     $79,351,205.60     $72,583,996.78      $66,167,079.84      $61,339,561.62

A)   Loss Trigger:
Principal of Contracts Charged Off      $71,697.69         $46,251.49         $26,014.00          $77,369.90          $59,236.11
Recoveries                             $107,486.79        $184,312.69        $846,903.13         $198,574.51         $171,389.27

Total Charged Off (Months 5, 4, 3)     $143,963.18
Total Recoveries (Months 3, 2, 1)    $1,216,866.91
Net Loss / (Recoveries) for 3 Mos   ($1,072,903.73)(a)

Total Balance (Months 5, 4, 3)     $238,144,787.37 (b)

Loss Ratio Annualized  [(a/b) * (12)]      -5.4063%

Trigger:  Is Ratio > 1.5%                       No
                                                                               Apr-98              May-98              Jun-98

B)   Delinquency Trigger:                                                    $677,615.13         $608,099.63         $565,953.93
     Balance delinquency 60+ days                                               0.93356%            0.91904%            0.92266%
     As % of Beginning Pool Balance                                             0.81189%            0.86061%            0.92508%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer